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                                                                      Exhibit 21

SUBSIDIARIES OF RIO VISTA ENERGY PARTNERS L.P. FOLLOWING COMPLETION OF THE DISTRIBUTION AND RELATED TRANSACTIONS:

Rio Vista Operating Partnership L.P.
Rio Vista Operating GP LLC

Penn-Octane de Mexico, S. de R.L. de C.V.


Termatsal, S. de R.L. de C.V.


Penn Octane International LLC



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